As filed with the Securities and Exchange Commission on January 7, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________

Obagi Medical Products, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	22-3904668
(State of Incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way
Suite 500
Long Beach, CA 90806
(Address of principal executive offices, including zip code)
__________________

Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended
 (Full title of the plan)
__________________

Laura B. Hunter, Esq.
Vice President, General Counsel and Secretary
3760 Kilroy Airport Way
Suite 500
Long Beach, CA 90806
(Name and address of agent for service)

(562) 628-1007
(Telephone number, including area code, of agent for service)
__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐	Accelerated filer	☒
Non-Accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,001,000	$11.86	$11,871,860	$846.46

(1)
In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement will also cover any additional shares of common stock that become issuable under the Obagi Medical Products,  Inc. 2005 Stock Incentive Plan, as amended (the “Plan”)  by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales prices per share of our common stock, as reported on the Nasdaq Global Market on December  31, 2009.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Obagi Medical Products, Inc. (referred to herein as “our,” “we” or “us”) relating to 1,001,000 shares of our common stock, $0.001 par value per share (“Common Stock”), issuable to eligible employees, directors and consultants under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents that we have filed, or may file, with the Commission:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 filed with the Commission on May 8, 2009, August 7, 2009 and November 6, 2009, respectively;

(c)	Our Current Reports on Form 8-K filed with the Commission on April 13, 2009 and June 18, 2009; and

(d)
Description of our Common Stock in the Registration Statement on Form 8-A filed with the Commission on December 11, 2006, including any amendment or report filed for the purpose of updating that description.

In addition, this Registration Statement will incorporate by reference all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All of those documents will be considered a part of this Registration Statement from the respective dates that we file them. A Current Report on Form 8-K furnished to the Commission will not be incorporated by reference into this Registration Statement. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

The validity of the shares of common stock offered hereby will be passed upon for us by Laura B. Hunter, the Vice President, General Counsel and Secretary of Obagi Medical Products, Inc.  As of the date of this Registration Statement, Ms. Hunter was the beneficial owner of 18,334 shares of our common stock that were issuable upon exercise of options that are immediately exercisable or exercisable within 60 days of such date.

Item 6.    Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted under similar standards to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also provides that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in any such capacity and incurred by person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

Our amended and restated certificate of incorporation authorizes us to provide indemnification to directors and officers (and any other person to whom the DGCL permits us to provide indemnification) to the maximum extent permitted by Delaware law. Our second amended and restated bylaws further provide for the indemnification of any officer, director or third party acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. We have entered into indemnity agreements with each of our directors and officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL, in addition to the indemnification provided for in our bylaws, and we intend to enter into indemnification agreements with any new directors in the future.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of a fiduciary duty.

We have a policy of directors’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

See Index to Exhibits below.

Item 9.    Undertakings

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to that information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant in accordance with Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

 (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the offered securities, and the offering of securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant, Obagi Medical Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused and authorized the officers whose signatures appear below to sign this Registration Statement on its behalf by, in the city of Long Beach, state of California, on January 7, 2010.

OBAGI MEDICAL PRODUCTS, INC.	Date

/s/ Steven R. Carlson	1/7/2010
Steven R. Carlson
Chief Executive Officer and President
(Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Obagi Medical Products, Inc., a Delaware corporation, do hereby constitute and appoint  Preston S. Romm and Laura B. Hunter and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date

/s/ Steven R. Carlson	1/7/2010
Steven R. Carlson
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Preston S. Romm	1/7/2010
Preston S. Romm
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Ronald P. Badie	1/7/2010
Ronald P. Badie
Director

Date

/s/ John A. Bartholdson	1/7/2010
John A. Bartholdson
Director

/s/ John H. Duerden	1/7/2010
John H. Duerden
Director

/s/ Albert J. Fitzgibbons III	1/7/2010
Albert J. Fitzgibbons III
Chairman of the Board of Directors

/s/ Edward A. Grant	1/7/2010
Edward A. Grant
Director

/s/ Albert F. Hummel	1/7/2010
Albert F. Hummel
Director

OBAGI MEDICAL PRODUCTS, INC.
REGISTRATION STATEMENT ON FORM S-8
EXHIBIT INDEX

Exhibit No.	Exhibit
4.1
Instruments Defining the Rights of Shareholders. Reference is made to the Registration Statement on Form 8-A of Obagi Medical Products, Inc. filed with the Commission on December 11, 2006,  together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5.1	Opinion and Consent of Legal Counsel.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-5 to this Registration Statement).
99.1*	Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended.

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* Incorporated by reference herein to Exhibit 10.2 to the Registration Statement on Form S-1/A (Registration No. 333-137272), previously filed with the Commission on November 29, 2006.